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                                                                    EXHIBIT 99.1



              GENERAL MAGIC SHIPS MAGICTALK ENTERPRISE PLATFORM 1.0
                               TO FIRST CUSTOMERS

   First voice infrastructure software suite designed for Web/Java developers

        SUNNYVALE, Calif. (December 12, 2001) - General Magic, Inc. (Nasdaq:
GMGC), a pioneer in enterprise voice infrastructure software, today announced the availability of the magicTalk(R) Enterprise Platform 1.0, a suite of J2EE(TM) and VoiceXML-based software that enables enterprises to rapidly develop and deploy next-generation customer self-service voice applications over the telephone. Among the first customers to license the magicTalk Enterprise Platform is a Fortune 10 services, technology and manufacturing company.

        Web-architected on Java(TM) 2 Enterprise Edition (J2EE), the magicTalk Enterprise Platform 1.0 provides global 2000 businesses with reusable software components that dramatically reduce voice application development time and drive down the lifecycle costs of deploying voice applications to the enterprise, creating a compelling ROI.

        The magicTalk Enterprise Platform 1.0 runs on both BEA WebLogic(TM) and IBM Websphere(TM) J2EE Application Servers, and takes full advantage of J2EE services to enable easy integration of voice applications with enterprise applications and back-end systems.

        "The magicTalk Enterprise Platform captures the art of crafting conversational voice user interfaces in reusable software components that marry VoiceXML and J2EE programming models," said Pat Haleftiras, chief technology officer of General Magic. "Using the magicTalk Enterprise platform, businesses can leverage existing Web/Java talent for voice application development and also leverage General Magic's five years of designing large scale voice applications."

        "We are impressed by this announcement. General Magic has finally put voice application development into the hands of the Web's Java developer community" said Mark Plakias, Senior Vice President, Communications and Infrastructure, The Kelsey Group. "Using familiar metaphors, and well-known products like Macromedia's Dreamweaver(TM) and ILog's Jrules(TM), General Magic

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has unleashed the new capabilities of VoiceXML. The real jumpstart for this market is the ability to deploy these apps across relevant application servers like BEA WebLogic and IBM Websphere."

        Using the magicTalk Enterprise Platform, businesses with large customer bases can develop and deploy a wide variety of voice-enabled applications across an enterprise that offer 24/7 self-service access to information.

    - Financial companies can provide their customers with telephone-access to personal account management, funds transfer and bill payment functions, and offer voice alerts on account activity.

    - Insurance companies can give 24/7 telephone access to report accidents, update contact information and check on insurance rates and claims.

    - Utilities can offer voice-automated telephone services that enable customers to receive account information, make payments, inquire about service orders, and report outages.

    - Retailers can now take orders, provide product availability, order status, shipping notifications, and offer special promotions over the telephone using automated conversational voice interfaces.

    - Travel service providers can provide a fast, easy and comfortable way for callers to get information about fares and schedules and make reservations by talking into the phone in a normal, conversational voice.

ABOUT THE MAGICTALK ENTERPRISE PLATFORM

    The magicTalk Enterprise Platform 1.0 provides the Web/Java developer with a PC-based desktop Developer Workbench for development, testing and debugging of VoiceXML-based voice applications. The Developer Workbench consists of the following tools:

    - MAGICTALK VOICEXML DEVELOPMENT TOOL - based on extensions to Macromedia's Dreamweaver Ultra Dev4, this tool offers developers point-and-click authoring of VoiceXML applications.

    - MAGICTALK TALKLETS(TM) - reusable, extensible, Java dialog components that enable design of high quality, consistent voice user interfaces
        (VUIs).

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    -   MAGICTALK VOICE ASSET REPOSITORY - central repository for storing and retrieving voice assets. The magicTalk Enterprise platform ships pre-loaded with more than 6,000 pre-recorded prompts, pre-tested grammars, and VoiceXML and Java Server Page (JSP) scripts.

    -   MAGICTALK VOICEXML DEBUGGER - enables accurate line-by-line debugging.

    - MAGICTALK VIRTUAL TELEPHONY CLIENT - uses a headset PC microphone and speakers to enable rapid testing and debugging of VoiceXML scripts in a desktop PC environment.


    Voice applications developed using the magicTalk Enterprise Platform can be deployed on a choice of J2EE servers that include IBM WebSphere, BEA Weblogic and Jboss/Tomcat. At deployment the magicTalk Enterprise Platform runtime engine is loaded onto the J2EE application server along with the VoiceXML Application and associated magicTalk Voice Asset Repository. magicTalk J2EE Integration services integrate the VoiceXML application with backend systems.

PRICING AND AVAILABILITY

        The magicTalk Enterprise Platform 1.0 is available now. Pricing depends on the size of the deployment. For more information on the product and pricing, contact General Magic at 1 408 774 4000 or visit the web site at www.generalmagic.com <http://www.generalmagic.com>.